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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Seagull Energy Corporation:

         We consent to the incorporation by reference in the following Registration Statements of Seagull Energy Corporation of our report dated January 27, 1995, relating to the consolidated balance sheets of Seagull Energy Corporation and Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears or is incorporated by reference in the December 31, 1994 Annual Report on Form 10-K of Seagull Energy Corporation:

         a.        Form S-8, Seagull Thrift Plan (2-72014).

         b. Form S-8, Seagull Energy Corporation 1981 Non-Qualified and Incentive Stock Option Plan (2-80834).

         c.        Form S-8, ENSTAR Natural Gas Company Thrift Plan (33-14463).

         d. Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock Option Plan (2-93087).

         e. Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock Option Plan (33-22475).

         f. Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483).

         g. Form S-8, Seagull Energy Corporation 1993 Stock Option Plan (33-50643).

         h. Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan (33-50645).

         i. Form S-3, $350,000,000 Debt Securities of Seagull Energy Corporation (33-65118).

         j. Form S-3, ENSTAR Alaska Group of Common Stock of Seagull Energy Corporation (33-53729).

         Our report refers to a change in accounting principle for the adoption of the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions and No. 109, Accounting for Income Taxes.



KPMG Peat Marwick LLP

Houston, Texas
March 28, 1995